Exhibit 99.2

JEFFERIES FINANCIAL GROUP INC. AGREES TO AMEND PREVIOUSLY ANNOUNCED MERGER AGREEMENT UNDER WHICH IT WOULD ACQUIRE THE REMAINING 30% INTEREST IN HOMEFED CORPORATION

New York, New York, May 3, 2019 — Jefferies Financial Group Inc. (NYSE: JEF or Jefferies), which currently owns approximately 70% of the outstanding shares of common stock of HomeFed Corporation (OTCMKTS: HOFD or HomeFed), a developer and owner of residential and mixed-use real estate properties primarily in California and New York, announced today that the Board of Directors of Jefferies and the Special Committee of the Board of Directors of HomeFed have approved an amendment to the previously announced merger agreement under which Jefferies will acquire the shares of HomeFed common stock that it does not already own. Under the terms of the amended merger agreement, Jefferies will issue two shares of Jefferies common stock for each share of HomeFed common stock to be acquired by Jefferies and there will not be a collar or a cash election option. The previously announced merger agreement was amended following feedback received by Jefferies and the Special Committee from HomeFed stockholders unaffiliated with Jefferies following the April 15 announcement of the original merger agreement.

For a more complete description of the amended transaction, please see Jefferies’ Form 8-K filed today.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction contemplated by the Agreement and Plan of Merger, dated as of April 12, 2019 as amended on May 2, 2019, among Jefferies Financial Group Inc. (“Jefferies”), HomeFed Corporation (“HomeFed”) and Heat Merger Sub, LLC (“Merger Sub”). This communication may be deemed to be solicitation material in respect of the proposed transaction involving Jefferies and HomeFed. In connection with the proposed transaction, Jefferies will file a registration statement on Form S-4 with the SEC, which will include a proxy statement of HomeFed and a prospectus of Jefferies with respect to the issuance of Jefferies common stock. A definitive proxy statement/prospectus will also be sent to HomeFed stockholders seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Before making any voting or investment decision, investors and HomeFed stockholders are urged to carefully read the entire registration statement and proxy statement/prospectus when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the merger and other transactions contemplated by the merger agreement. Investors and HomeFed stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus and the other documents filed with the SEC by Jefferies and HomeFed through the web site maintained by the SEC at www.sec.gov. In addition, investors and HomeFed stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of Jefferies at the following:

Jefferies Financial Group Inc.

Attention: Investor Relations

520 Madison Avenue

New York, New York 10022

212-460-1900

www.jefferies.com

Forward-Looking Statements

This communication may “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding the transaction, and may include statements of future performance, plans, and objectives. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Laura Ulbrandt

(212) 460-1900